UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2024

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

305-791-1169

(Registrant’s telephone number, including area code)

2999 NE 191st Street, Ste 500, Aventura Florida 33180

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Next Charging, LLC Global Amendment

On February 19, 2024, EzFill Holdings, Inc. (the “Company”) and Next Charging, LLC (“Next”) entered into a global amendment (the “Next Global Amendment”) to the promissory notes dated as of July 5, 2023; August 2, 2023; August 30, 2023; September 6, 2023; September 13, 2023; November 3, 2023; November 21, 2023; December 4, 2023; December 13, 2023; December 18, 2023; December 20, 2023; December 27, 2023; January 5, 2024; January 16, 2024; January 25, 2024; and February 7, 2024 (each a “Note” and collectively the “Notes”).

The Next Global Amendment revised Section 8, Events of Default, to add to paragraph 3, “Notwithstanding anything to the contrary set forth herein, the Conversion Price shall not exceed a price of $1.54 per share.”

AJB Capital Investments, LLC Global Amendment

Also on February 19, 2024, the Company and AJB Capital Investments, LLC entered into a global amendment (the “AJB Global Amendment”) to the promissory notes dated as of April 19, 2023, as amended on May 17, 2023, September 22, 2023 and October 13, 2023 (each an “AJB Note” and collectively the “AJB Notes”).

The AJB Global Amendment revised Section 1.2(a) of the AJB Notes to add, “Notwithstanding anything to the contrary set forth herein, the Conversion Price shall not exceed a price of $1.54 per share.”

Next Promissory Note

On February 20, 2024, the Company and Next entered into a promissory note (the “February Note”) for the sum of $165,000 (the “Loan”) to be used for the Company’s working capital needs. The February Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the Loan. The unpaid principal balance of the February Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the February Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the February Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the February Note, along with accrued interest, will be due on April 20, 2024 (the “Maturity Date”). The Maturity Date will automatically be extended for 2 month periods, unless Next sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the February Note, at which point the end of the then current 2 month period shall be the Maturity Date. Notwithstanding the foregoing, upon the Company completing a capital raise of at least $3,000,000, the entire outstanding principal and interest through the Maturity Date will be immediately due.

If the Company defaults on the February Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the February Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the ten (10) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). The conversion price will not exceed a price of $1.54 per share.

1

The Company and Next have agreed that the total cumulative number of shares issued to Next under the February Note, together with the other previously issued notes and other transaction documents, may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), which limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue the shares to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of the February Note must be repaid in cash at Next’s request.

The February Note contains a protection for Next in the event the Company effectuates a split of its common stock. In the event of a stock split, if the February Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the February Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Michael Farkas is the managing member of Next (the “Managing Member”). The Managing Member is also the beneficial owner of approximately 20% of the Company’s issued and outstanding common stock. Additionally and as previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 16, 2023, on August 10, 2023, and on November 8, 2023, the Company, the members (the “Members”) of Next and its Managing Member, as an individual and also as the representative of the Members, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next in exchange for the issuance by the Company to the Members of shares of common stock, par value $0.0001 per share, of the Company. Upon consummation of the transactions contemplated by the Exchange Agreement (the “Closing”), Next will become a wholly-owned subsidiary of the Company. As of the date of this Current Report on Form 8-K, the Closing has not occurred.

The information set forth above is qualified in its entirety by reference to the Next Global Amendment, the AJB Global Amendment and the February Note, which are each incorporated herein by reference and attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 22, 2023, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s stockholders’ equity did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Listing Rule 5550(b) (the “Equity Rule”). Upon submission of the Company’s plan to regain compliance, the Staff granted the Company an extension until February 20, 2024 to comply with this requirement.

On February 21, 2024, the Company received a delist determination letter (the “Delist Letter”) from the Staff advising the Company that the Staff had determined that the Company did not meet the terms of the extension. Specifically, the Company did not complete its proposed transaction to regain compliance with the Equity Rule and evidence compliance on or before February 20, 2024.

The Company plans to request an appeal of the Staff’s determination. At a hearing, the Company intends to present its plan for regaining compliance with the Equity Rule, and may request a further extension to complete the execution of its plan. No assurance can be provided that Nasdaq will ultimately accept the Company’s plan or that the Company will ultimately regain compliance with the Equity Rule.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Global Amendment dated February 19, 2024 between EzFill Holdings, Inc. and Next Charging LLC.
10.2	Global Amendment dated February 19, 2024 between EzFill Holdings, Inc. and AJB Capital Investments, LLC.
10.3	Promissory Note dated February 20, 2024 between EzFill Holdings, Inc. and Next Charging LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2024

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Interim Chief Executive Officer